Exhibit 15.1

August 8, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 8, 2006 on our review of interim financial information of Boston Edison Company for the three-month and six-month periods ended June 30, 2006 and June 30, 2005 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2006 is incorporated by reference in its Registration Statement on Form S-3 (No. 333-111476) dated December 23, 2003.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

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